Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           Control Data Systems, Inc.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                                         41-1718075
 (State or Other Juris-                              (I.R.S. Employer
  diction of Incorporation                            Identification Number)
   or Organization)

                           4201 Lexington Avenue North
                        Arden Hills, Minnesota 55126-6198
              (Address of Principal Executive Office and Zip Code)



              Control Data Systems, Inc. 1992 Equity Incentive Plan
                            (Full Title of the Plan)


                                  Ralph W. Beha
                          General Counsel and Secretary
                           Control Data Systems, Inc.
                           4201 Lexington Avenue North
                        Arden Hills, Minnesota 55126-6198
                                 (612) 482-2401
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

  Options to Purchase
  Common Stock under
     the 1992 Plan              Indefinite                  $ 0.00                    $ 0.00                $ 0.00

  Common Stock to be
   issued or offered          300,000 shares               $21.9375                 $6,581,250              $2,269
   pursuant to the Plan
                                                                                                            $2,269
        TOTAL:
================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on May 16, 1996.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1992 Equity Incentive Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-49029 and 33-54461, are incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills and State of Minnesota, on the 17th day of May , 1996.


                           CONTROL DATA SYSTEMS, INC.
                               (the "Registrant")


                                     By   /s/ James E. Ousley
                                          James E. Ousley, President
                                          and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                               (Power of Attorney)

     Each of the undersigned constitutes and appoints James E. Ousley and Joseph
F. Killoran his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Control Data Systems, Inc. relating to the Company's 1992 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                  Title                                Date


/s/ James E. Ousley       President, Chief Executive        May 17, 1996
James E. Ousley           Officer and Director
                          (principal executive officer)


/s/ J. F. Killoran        Vice President and Chief          May 17, 1996
Joseph F. Killoran        Financial Officer
                          (principal financial and
                           accounting officer)

/s/ W. D. Bell            Director                          May 17, 1996
W. Donald Bell


/s/ Grant A. Dove         Director                          May 17, 1996
Grant A. Dove


/s/ M. A. Gumucio         Director                          May 17, 1996
Marcelo A. Gumucio


/s/ W. Douglas Hajjar     Director                          May 17, 1996
W. Douglas Hajjar


/s/ Keith Libbey          Director                          May 17, 1996
Keith A. Libbey

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           CONTROL DATA SYSTEMS, INC.


                         Form S-8 Registration Statement


                           E X H I B I T   I N D E X




Number                     Exhibit Description


 5                Opinion and Consent of Counsel re securities under the Plan
23.1              Consent of counsel (see Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (see Signature Page)